[ARTICLE]                  5
[LEGEND]
This schedule contains the Guaranty dated November 25, 1996 by Industrial Services Technologies, Inc. and for the benefit of Carylyn K. Bell.


	GUARANTY

THIS GUARANTY is made effective as of the 25th day of November, 1996 by Industrial Services Technologies, Inc., a Colorado corporation (the "Guarantor"), having its principal place of business and mailing address at 370 17th Street, Suite 2300, Denver, Colorado 80202 to and for the benefit of Carylyn K. Bell, a Colorado resident ("Lender") having an address at 2750 East Cedar Avenue, Denver, Colorado 80209.

	RECITALS

     A. Lender has contemporaneously herewith entered into a Loan Agreement (the "Loan Agreement") with Advanced Environmental Systems, Inc., a New York corporation ("Borrower"), pursuant to which Lender has agreed, among other things, to make a secured loan to Borrower in the original principal amount of $425,000 (the "Loan") on the terms and conditions set forth in the Loan Agreement.

     B. It is a condition to the consummation of the transactions contemplated in the Loan Agreement that Guarantor execute and deliver this Guaranty to Lender.

     C. Guarantor, as a principal stockholder of Borrower, will be directly benefitted by the Loan and desires to execute and deliver this Guaranty to Lender.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees as follows:

    1. Guarantor hereby unconditionally and irrevocably guarantees the payment in full of any and all obligations of Borrower to Lender now or hereafter arising pursuant to the Loan Agreement (collectively, the "Obligations"). Guarantor hereby acknowledges that the Guaranty is a guarantee of payment and not of collection and that Lender shall not be required, as a condition precedent to making a demand upon the Guarantor or to bringing an action against the Guarantor under this Guaranty, to make a demand upon, or institute any action or proceeding, at law or in equity against Borrower or anyone else, or to exhaust its remedies against Borrower or anyone else, or against any collateral security. All remedies afforded to Lender by reason of this Guaranty are separate and cumulative remedies and Guarantor agrees and acknowledges that none of such remedies, whether exercised by Lender or not, shall be deemed to be exclusive of any other remedies available to Lender and shall not limit or prejudice any other remedy which Lender may have against any party, including the Guarantor.

     2. Guarantor shall remain liable on this Guaranty notwithstanding any change or changes in the terms, covenants or agreements of the Loan Agreement, or any amendment thereto, hereafter made or granted, or any delay on the part of Lender in exercising her rights hereunder or thereunder, it being the intention hereof that the Guarantor shall remain liable until the full amount of the Obligations secured hereunder and any sums which may due thereon, shall have been fully paid, notwithstanding any act or omission which might otherwise operate as a legal or equitable discharge of the Guarantor.

		  3.	Guarantor hereby waives:

       			a.	Notice of acceptance of this Guaranty;

          b. Presentment and demand for payment of the obligations or any portion thereof;

          c. Protest and notice of dishonor or default to the Guarantor or to any other person or party with respect to the Obligations or any portion thereof;

       			d.	All other notices to which the Guarantor might otherwise be
entitled;

       			e.	Any demand for payment or performance of this Guaranty; and

          f. All guaranty and suretyship defenses or other defenses in the nature thereof.

     4. This Guaranty shall inure to the benefit of, and be enforceable by Lender and her successors or assigns, and shall be binding upon and enforceable against the Guarantor and its successors or assigns.

     5. Guarantor agrees that in the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse Lender for all reasonable expenses incurred, including reasonable attorneys' fees, in the enforcement hereof.

     6. This Guaranty cannot be modified or amended except in writing duly executed by Guarantor and Lender and shall be construed according to Colorado law.

     7. If any provision of this Guaranty is deemed to be invalid by reason of the operation of any law or by reason by the interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof and any and all provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of the date and year first above written.

					INDUSTRIAL SERVICES TECHNOLOGIES, INC., a Colorado corporation


						By: /s/ Gary L. Schmitt
							Gary L. Schmitt, President